Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA Worldwide, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Registration Statements on (i) Post-Effective Amendment Number 3 on Form S-1 (File No. 333-195081), (ii) Post-Effective Amendment Number 2 on Form S-1 (File No. 333-197482), (iii) Form S-8 (File No. 333-196511, 333-219407, 333-229304, 333-252020, and 333-235677), and (iv) Form S-3 (File No. 333-256078) of IZEA Worldwide, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements for the year ended December 31, 2021, which appears in this Form 10-K.

/s/ BDO USA, LLP

Orlando, Florida
March 31, 2023